SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), entered into this 28th day of May, 2010, sets forth the arrangement between BRAZOS INTERNATIONAL EXPLORATION, INC. a Nevada corporation, with its principal place of business at 1660 N W 19th Avenue, Pompano Beach, Florida 33069 (hereinafter referred to as “Company”), and RENFRO HOLDINGS, INC., with its principal place of business at 6529 Aberdeen Avenue, Dallas, TX 75230 (hereinafter referred to as “Consultant”), with respect to compensation to which Consultant may become entitled under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, the Company is a mineral property exploration business;

WHEREAS, the Company is interested in acquiring oil and gas companies (the “Acquisition” and in the plural, the “Acquisitions”);

WHEREAS, the Company has asked the Consultant to assist with the Acquisitions, including locating the appropriate candidates including Renfro Energy LLC (the “Services”); and

WHEREAS, the Consultant has informed the Company that it can assist in providing the Services.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.           Purpose; Services.  In consultation with the management of the Company, the Consultant shall provide the Services.  In performing the Services, Consultant shall report to such person as may, from time to time, be designated by the Company’s chief executive officer.  Consultant shall not have any authority to execute contracts or make any commitments on behalf of the Company.  Consultant accepts the engagement provided in this Agreement and agrees to perform the Services in a professional manner, diligently, in good faith, in a manner consistent with the best interests of the Company.  Consultant shall not be required to devote his full time and attention to the Services. The Company recognizes that Consultant has other business activities to which he devotes a significant amount of his time.

2.           Compensation.  In consideration for providing the Services hereunder, the Company shall issue to the Consultant 24,000,000 shares of common stock, $0.001 par value per share.  The Consultant hereby represents and warrants that it is an accredited investor as such term is defined under Rule 501 of Regulation D.

3.           Independent Contractor Relationship.  This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a)           No Taxes Withheld from Compensation. Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b)           Consultant Controls Time and Effort.  It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement.

(c)           Independence from Company.  The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates.  Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company.  Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes.  Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company.  Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative. All discussions and negotiations with any source for funding and/or financing shall be conducted by Company.

4.           Confidential Information. Each party acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of the other party, including but not limited to, confidential information and trade secrets regarding computer programs, designs, skills, patents, pending patents, copyrights, procedures, methods, documentation, plans, drawings, schematics, facilities, customers, policies, marketing, pricing, customer lists and other information and know-how all relating to or useful to the disclosing party (collectively, the “Confidential Information") and the exclusive property of the disclosing party.

5.           Nondisclosure of Confidential Information; Noncircumvention.  During the term of this Agreement and for a period of one year thereafter, each party shall only disclose the Confidential Information in connection with its performance pursuant to this Agreement, subject to the terms and conditions of this Agreement, and otherwise, the non-disclosing party shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.  The Parties expressly agree that the Confidential Information affects the successful and effective conduct of the other party’s business and its good will, and that any breach of the terms of this Section by the non-disclosing party is a breach of this Agreement.  For a period of two (2) years after the termination of this Agreement, Company shall not, directly or indirectly, without the prior written approval of Consultant, which approval may be granted or withheld in Consultant’s sole discretion, communicate with or enter into any type of formal or informal arrangement, understanding, agreement or transaction with any contact introduced to Company by Consultant (the “Contact”) or any affiliate of any Contact, for or on Company’s own behalf or on behalf of any corporation, individual, partnership, other entity or other person.  Company will not circumvent or render unnecessary Consultant in dealing with any Contact or any of its affiliates.  As used in this Agreement, the term “affiliate,” with respect to any person shall mean another person that controls, is controlled by or is under common control with such person.  Control may be evidenced by stock ownership, voting rights, position as an officer or director or any contractual arrangement.

6.           Exceptions to Nondisclosure.  Notwithstanding anything to the contrary contained in this Agreement, the non-disclosing party shall not be prohibited from disclosing to third parties, or using without the prior written consent of the disclosing party, information that (a) was, on the date of this Agreement, generally known to the public, (b) is as of the date of this Agreement known to the non-disclosing party, as evidenced by written records in the possession of non-disclosing party, (c) is subsequently disclosed to non-disclosing party by a third party who is in lawful possession of such information and is not under an obligation of confidence, (d) is disclosed by the disclosing party to third parties generally without restriction on use and disclosure, or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction, provided, however, reasonable notice prior to any disclosure as required by applicable law or court process shall be given to the disclosing party which would allow Consultant sufficient time to attempt to obtain injunctive relief in respect to such disclosure.

7.           Term, Termination of this Agreement and Return of Property.  The Term of this Agreement shall be for a period of one (1) year (the “Term”); provided, however, if the Company has engaged a party introduced to the Company by Consultant for any reason under this Agreement, then the Term of the Agreement shall be extended until such relationship has ceased.  Further, the Term shall be renewed automatically for one (1) year terms unless either party provides notice that it is terminated within the final thirty (30) days of the Term.  Neither party may terminate this Agreement but for Cause.  Cause is defined as any intentional act of fraud, embezzlement or theft.  In the event that the Services have been attained during the Term or during the 24 month period following the Term, with a party introduced to the Company by the Consultant, then the Company shall pay the Consultant all compensation due under this agreement within five (5) business days of closing of the Services.

8.           Indemnity.  The Company shall indemnify Consultant for any and all losses to the maximum extent permitted applicable law.

9.           Notice.  Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

10.           Law and Jurisdiction.  The laws of the State of New York apply to this Agreement, without deference to the principles of conflicts of law.  Both jurisdiction and venue for any litigation pursuant to this Agreement shall be proper in the courts of New York.

11.           Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

12.           Waiver.  The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

13.           Assignability. This Agreement shall not be assignable by either party.

14.           Amendment. This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

15.           Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

16.           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

BRAZOS INTERNATIONAL EXPLORATION, INC.

By:	/s/ Samuel G. Weiss
Name: Samuel G. Weiss
Title: President

RENFRO HOLDINGS, INC.

By:	James R. Refno
Name: James R. Refno
Title: President